UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2009

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 1, 2009, Genaera Corporation (the "Company") and Henry R. Wolfe, Ph.D., the Company's current Executive Vice President and Chief Scientific Officer, entered into a consulting agreement pursuant to which Dr. Wolfe will act as a consultant to the Company commencing on April 1, 2009 and continuing until June 30, 2009. Pursuant to the agreement, the Company is under no obligation to use Dr. Wolfe's services nor is Dr. Wolfe obligated to provide any services to the Company. A copy of the consulting agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2009, the Company and Dr. Henry R. Wolfe entered into a separation agreement. Pursuant to the agreement, Dr. Wolfe is entitled to a lump sum severance payment of $225,000. The Company will also pay COBRA premiums on behalf of Dr. Wolfe for the twelve month period following his termination. Additionally, all of Dr. Wolfe's unvested options immediately vested upon termination and such vested options shall remain exercisable for the twelve month period following his termination. A copy of Dr. Wolfe's separation agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit Number        Description
10.1        Consulting agreement between the Company and Dr. Wolfe dated April 1, 2009.
10.2        Separation agreement between the Company and Dr. Wolfe dated March 31, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: April 03, 2009	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Consulting agreement between the Company and Dr. Wolfe dated April 1, 2009.
EX-10.2	Separation agreement between the Company and Dr. Wolfe dated March 31, 2009.